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                                                                    EXHIBIT 99.1

                       CLEAR CHANNEL COMMUNICATIONS, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 11:00 A.M. ON APRIL 27, 2000

   The undersigned hereby appoints L. Lowry Mays and Alan D. Feld, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of CLEAR CHANNEL COMMUNICATIONS, INC. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said Company to be held in San Antonio, Texas on April 27, 2000 at 11:00 a.m., local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

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THE BOARD RECOMMENDS A VOTE FOR BOTH MERGER PROPOSALS (PROPOSALS 1 AND 2).
The merger will not be completed unless all director nominees listed in proposal 2 are elected, and the director nominees listed in proposal 2 will not be elected unless the merger is completed.
1. Approve issuance of Clear Channel    FOR AGAINST ABSTAIN
   common stock in the merger.          [ ]     [ ]       [ ]
2. Election of five additional          [ ] FOR all five nominees listed below
   directors to the Board of Directors  [ ] WITHHOLD AUTHORITY for all five
in addition to the other eight              nominees below
    directors, subject to completion    [ ] EXCEPTIONS*
    of the merger.
    Nominees: Robert L. Crandall   Thomas O. Hicks   Vernon E. Jordan, Jr.
                      Michael J. Levitt   Perry J. Lewis
INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write the nominee's name in the space below:
 *Exceptions:
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THE BOARD RECOMMENDS A VOTE FOR THE OTHER ANNUAL MEETING PROPOSALS (PROPOSALS
3-6).
3. Election of eight directors:         [ ] FOR all eight nominees below
                                        [ ] WITHHOLD AUTHORITY for all eight
                                            nominees below
                                        [ ] EXCEPTIONS*
 Nominees: L. Lowry Mays  Karl Eller  Mark P. Mays  Randall T. Mays
Alan D. Feld B.J. McCombs Theodore H. Strauss John H. Williams
INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write the nominee's name in the space below:
 *Exceptions:
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4. Adoption of the Annual Incentive     FOR AGAINST ABSTAIN
   Plan:                                [ ]     [ ]       [ ]
5. Amendment of Clear Channel's         FOR AGAINST ABSTAIN
   Articles of Incorporation to         [ ]     [ ]       [ ]
   increase the number of authorized
   shares of Clear Channel common
   stock:
6. Ratification of the selection of     FOR AGAINST ABSTAIN
   Ernst & Young LLP as independent     [ ]     [ ]       [ ]
   auditors for the year ending
   December 31, 2000:
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          (Continued and to be dated and signed on the reverse side.)

   THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND RATIFIES AND CONFIRMS ALL ACTS THAT ANY OF THE SAID PROXY HOLDERS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

    Change of Address and/or Comments: [ ]

    Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title.

                                                 Dated:
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                                                 2000

                                                 -------------------------------
                                                 Stockholder's signature

                                                 -------------------------------
                                                 Stockholder's signature if
                                                 stock held jointly. Sign, Date,
                                                 and Return the Proxy Card
                                                 Promptly Using the Enclosed
                                                 Envelope. Votes MUST be
                                                 indicated (X) in Black or Blue
                                                 Ink.